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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): Dec 1, 2000


                             Leopard Capital, Inc.
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               (Exact name of registrant as specified in charter)


            Nevada                       000-30644              76-048710
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(State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                      Identification No.)


Suite U-13 601-W.Broadway, Vancouver,B.C.                       V5Z-4C2
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(Address of Principal Executive Offices)                       (Postal Code)


Registrant's telephone number, including area code: (604) 879-9001
                                                    --------------

                         Canadian Northern Lites, Inc.
                           Suite U-13 601-W.Broadway,
                             Vancouver,B.C.V5Z-4C2
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         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -----------------------------

DISTRIBUTION OF DAKOTA MINING & EXPLORATION, LTD. SHARES TO LEOPARD CAPITAL, INC. SHAREHOLDERS.

The Company's Board of Directors has determined that it would be in the best interest of the Company and its stockholders to distribute to the Company's shareholders as of the Record Date , on a pro-rata basis, all of the outstanding shares of Dakota Mining & Exploration Ltd. (a wholly-owned subsidiary of Leopard Capital, Inc.) (abbreviated to "Dakota"). This type of transaction is commonly referred to as a "spinoff". Following this spin-off, the Company will no longer own any shares of Dakota. The Company intends to register Dakota so that it will be a fully independent, publicly traded company registered under the Securities and Exchange Act of 1934. The shares distributed to Company stockholders will not be registered under the Securities Act of 1933 or Canadian Securities laws.

The Board of Directors of the Corporation has fixed the close of business on December 1, 2000, as the record date for determination of the shareholders of record as set forth herein (the "Record Date").

The share distribution of Dakota common stock is based upon shares owned in the Company after taking account the one for twenty-five reverse stock split discussed in (5) below.

The spin-off will be effected by distributing Dakota's common stock (whether voting or non-voting) to each stockholder in the Company as follows: Company shareholders holding non-voting shares will receive 2,369,826 Class C non-voting Dakota shares; and, Company shareholders holding voting shares will receive 1,265,710 Class A voting Dakota shares. As a result of the foregoing reorganization, the Company's shareholders will receive 3,635,536 shares of Dakota Common Stock, which will represent 100% of the then outstanding shares of Dakota. The distribution will be payable to Company stockholders as of the Record Date, upon completion of necessary requirements to register such distribution with the U.S. Securities & Exchange Commission and/or applicable "Blue Sky" or Canadian Law (the "registration").

Details of the above plan to distribute 100% of the shares of Dakota Mining & Exploration Ltd. to Leopard's shareholders are incorporated by reference to the Company's Information Statement filed at the Securities and Exchange Commission on December 7, 2000,


Item 5  Other Events

Reverse Split

The Company's Board of Directors and holders of more than a majority of its voting common stock have determined that it would be in the best interest of Leopard Capital, Inc. and its stockholders to consummate a reverse split of the Company's shares (whether voting or non-voting) such that for every 25 common shares of Leopard Capital, Inc. currently held, a shareholder would receive 1 new share (25 old shares exchanged for 1 new share).

The Board of Directors of the Corporation has fixed the close of business on December 1, 2000, as the record date for determination of the shareholders of record as set forth herein (the "Record Date").

Effective the Record Date, the Board of Directors approved a reverse stock split of 1 share for every 25 shares then held, such that each 25 issued and outstanding shares of the stock of the Company, $0.001 par value share, were exchanged, in a tax-free transaction, into 1 share of stock, $0.001 par value. Any fractional shares of common stock resulting from the reverse split will "round up" to the nearest whole number. No cash will be paid to any holders of fractional interests in the company. As a result of this reverse split, the total amount of the issued and outstanding voting stock of the Company will be reduced from 19,131,000 to 765,240. In addition the Company's outstanding non-voting common stock will be reduced in the same proportion, that is, 40,000,000 shares outstanding reduced to 1,600,000 shares outstanding. In addition the 3 year warrants to purchase 20,000,000 non-voting common shares at $0.01 per share will be reduced to warrants to purchase 800,000 non-voting shares with a concomitant increase in the exercise price to $0.25 per share.

Upon the record date each outstanding share of the Company will automatically be converted into one-twenty-fifth share and the outstanding warrants will be converted to warrants to purchase one-twenty-fifth as many shares as prior to this reverse split.

Details of the above Reverse Split are incorporated by reference to the Company's Information Statement filed at the Securities and Exchange Commission on December 7, 2000,

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

Financial Statements are incorporated by reference to the 10KSB filed April 13, 2000 for Leopard Capital, Inc. (formerly Canadian Northern Lites, Inc.), and containing audited financial statements for the year ending December 31, 1999, and for the year ending December 31, 1998; and by reference to the 10QSB filed November 15, 2000 containing unaudited financial statements for the nine months ended September 30, 2000.

Financial Statements for Dakota Mining & Exploration Ltd.are incorporated by reference to the DEFR-14C filed December 7, 2000 for Leopard Capital, Inc., and containing audited financial statements for the year ending January 31, 2000, and for the year ending January 31, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                        Leopard Capital, Inc.

                                        /s/ T.G.Cook
                                        -----------------------------
                                        Name:  T.G.Cook
                                        Title: President



Dated: December 12, 2000